Exhibit 99.1

Sirona Reports Record Fiscal 2013 First Quarter Results

•	First quarter revenues of $272.4 million, up 5.5% compared to prior year, or up 8.6% constant currency*.

•	First quarter earnings per share of $0.68 on a GAAP reported basis compared to $0.67 in the prior year. First quarter non-GAAP adjusted EPS* of $0.94, up 9% compared to $0.87 in the prior year.

•	Fiscal 2013 guidance confirmed.

Long Island City, New York, February 8, 2013 – Sirona (Nasdaq: SIRO), the dental technology leader, today announced its financial results for the quarter ended December 31, 2012.

First Quarter Fiscal 2013 vs. First Quarter Fiscal 2012 Financial Results

Revenue was $272.4 million, an increase of $14.3 million or up 5.5% (and up 8.6% on a constant currency basis). The Company’s business segments performed as follows: CAD/CAM Systems increased 13.5% (up 16.5% on a constant currency basis), Treatment Centers increased 4.3% (up 8.4% on a constant currency basis), Imaging Systems increased 2.7% (up 4.9% on a constant currency basis), and Instruments decreased 5.8% (down 2.1% on a constant currency basis).

Revenue in the United States increased 29.0%, while revenues outside the United States decreased 3.3% (up 0.6% constant currency). We had exceptional growth in the U.S. benefiting from strong demand for our Imaging and CAD/CAM products as well as from anticipated tax changes. Despite solid demand, sales in international markets were impacted by Omnicam capacity constraints and from the prioritization of the U.S., the challenging prior-year comparison for Imaging, and a back-end loaded order intake during the quarter, which will translate into sales in the second quarter of fiscal year 2013.

Gross profit was $151.9 million, up $13.1 million. Gross profit margin was 55.8% in the first quarter of Fiscal 2013, compared to 53.8% in the prior year. Gross profit margin as a percent of sales was positively impacted by a positive segment and product mix and lower deal related amortization.

*	Non-GAAP adjusted EPS and constant currency growth and results are non-GAAP financial measures that exclude certain items. Please refer to “Reconciliation of GAAP and non-GAAP Information (unaudited)” in the attached exhibits for a description of these items.

Net income for the first quarter of 2013 was $38.3 million, or $0.68 per diluted share, versus $38.3 million, or $0.67 per diluted share in the prior year period. Non-GAAP adjusted earnings per diluted share for the first quarter of 2013 was $0.94 compared to $0.87 in the prior year quarter. A reconciliation of the non-GAAP measure to earnings per share calculated on a GAAP basis is provided in the attached table.

At December 31, 2012, the Company had cash and cash equivalents of $124.2 million and total debt of $75.4 million, resulting in net cash of $48.8 million. This compares to net cash of $75.6 million at September 30, 2012.

Jost Fischer, Chairman and CEO of Sirona commented: “It is extremely gratifying for my last quarter as CEO of Sirona to leave on such a high note, reporting a record first quarter. The Company is in an excellent position. We continue to see significant enthusiasm surrounding the launch of our revolutionary Omnicam. Demand was so strong that we could not fulfill all of our orders. I am pleased to report that the ramp up phase of manufacturing for the Omnicam is behind us. We continue to see strong demand across Sirona’s broad product portfolio and in all major geographies. I am pleased to see us begin fiscal 2013, building on last year’s success: we extended our global leadership position and delivered strong financial results.”

Mr. Fischer continued: “For the quarter, three of our segments had record quarters, with CAD/CAM and Treatment Centers leading our growth, up 16.5% and 8.4% respectively, on a constant currency basis. Revenue growth was extremely strong in the U.S., up 29.0%, positively impacted by our expanded exclusivity agreement with Patterson, strong demand for our CAD/CAM and Imaging products, and the anticipated implementation of the Medical Device Tax in 2013. Sales outside the U.S. were impacted by prioritization of shipments, but we are seeing strong order intake and we expect to see it reflected in our sales beginning next quarter. Our positive momentum across the product portfolio is continuing into the second quarter and we expect revenue growth to accelerate throughout the year.”

Fiscal 2013 Guidance

Management continues to anticipate fiscal year 2013 constant currency revenue growth to be in the range of 9% to 11%, and EPS on a non-GAAP adjusted basis in a range of $3.33 to $3.43 (reflecting growth of approximately 10% to 13%).

Conference Call/Webcast Information

Sirona will hold a conference call to discuss its financial results at 8:30 a.m. Eastern Time on February 8, 2013. The teleconference can be accessed by calling +1 800.561.2718 (domestic) or +1 617.614.3525 (international) using passcode # 89492026. The webcast will be available via the Internet at http://ir.sirona.com and a presentation relating to the call will be available on our website. A replay of the conference call will be available through February 15, 2013 by calling +1 888 286 8010 (domestic) or +1 617 801 6888 (international) using passcode #61019907. A web archive will be available for 30 days at www.sirona.com.

About Sirona Dental Systems, Inc.

Sirona, the dental technology leader, has served dealers and dentists worldwide for more than 130 years. Sirona develops, manufactures, and markets a complete line of dental products, including CAD/CAM restoration systems (CEREC), digital intra-oral, panoramic and 3D imaging systems, dental treatment centers and handpieces. Visit http://www.sirona.com for more information about Sirona and its products.

Contact information:

Joshua Zable

Vice President, Investor Relations

+1 718 482 2184

Joshua.Zable@Sirona.com

This press release contains forward-looking information about Sirona Dental Systems, Inc.’s financial results, guidance and estimates, business prospects, and products and services that involve substantial risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You can identify these statements by the use of words such as “may,” “could,” “estimate,” “will,” “believe,” “anticipate,” “think,” “intend,” “expect,” “project,” “plan,” “target,” “forecast”, and similar words and expressions which identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and involve known and unknown risks and uncertainties, and other factors. Readers are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. For a discussion of such risks, uncertainties and other matters that could cause actual results to differ materially, including risks relating to, among other factors, the market for dental product and services, pricing, future sales volume of the Company’s products, the possibility of changing economic, market and competitive conditions, dependence on products, dependence on key personnel, technological developments, intense competition, market uncertainties, dependence on distributors, ability to manage growth, dependence on key suppliers, dependence on key members of management, government regulation, acquisitions and affiliations and currency exchange rate fluctuations, readers are urged to carefully review and consider various disclosures made by the Company in its Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K filed with the U.S. Securities and Exchange Commission, which can be accessed through the SEC’s website, www.sec.gov. This presentation contains non GAAP financial measures, which should not be viewed in isolation and do not purport to be an alternative to net income (loss) as an indicator of operating performance or an alternative to cash flows from operating activities as a measure of liquidity. The Company assumes no obligation to and expressly disclaims any obligation to update or revise any forward-looking statements contained in this document to reflect new information or future events or developments after the date any such statement is made.

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF INCOME

(UNAUDITED)

	Three months ended December 31,
	2012	2011
	$‘000s (except per share amounts)

Revenue	$272,404	$258,116
Cost of sales	120,533	119,333

Gross profit	151,871	138,783

Selling, general and administrative expense	85,783	73,646
Research and development	14,095	13,286
Provision for doubtful accounts and notes receivable	70	39
Net other operating income	(6,914)	(2,500)

Operating income	58,837	54,312

(Gain)/loss on foreign currency transactions, net	4,580	2,230
(Gain)/loss on derivative instruments	(1,346)	436
Interest expense, net	970	903
Other expense/(income)	340	262

Income before taxes	54,293	50,481
Income tax provision	15,226	11,611

Net income	39,067	38,870
Less: Net income attributable to noncontrolling interests	765	593

Net income attributable to Sirona Dental Systems, Inc.	$38,302	$38,277

Income per share (attributable to Sirona Dental Systems, Inc. common shareholders):
- Basic	$0.70	$0.69
- Diluted	$0.68	$0.67
Weighted average shares - basic	55,004,471	55,783,648
Weighted average shares - diluted	56,327,927	57,121,505

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2012	September 30, 2012
	(unaudited)
	$‘000s (except per share amounts)
ASSETS
Current assets
Cash and cash equivalents	$124,170	$151,088
Accounts receivable, net of allowance for doubtful accounts of $1,290 and $1,408, respectively	145,569	132,569
Inventories, net	92,124	81,007
Deferred tax assets	27,942	24,781
Prepaid expenses and other current assets	24,242	17,622
Income tax receivable	2,291	2,213

Total current assets	416,338	409,280

Property, plant and equipment, net of accumulated depreciation and amortization of $135,418 and $125,706, respectively	147,400	143,351
Goodwill	659,533	631,077
Investments	25	14
Intangible assets, net of accumulated amortization of $463,164 and $446,447, respectively	326,837	288,556
Other non-current assets	4,642	9,368
Deferred tax assets	13,051	12,888

Total assets	$1,567,826	$1,494,534

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Trade accounts payable	$61,838	$51,961
Short-term debt and current portion of long-term debt	419	478
Income taxes payable	19,155	14,906
Deferred tax liabilities	499	817
Accrued liabilities and deferred income	111,329	118,075

Total current liabilities	193,240	186,237

Long-term debt	75,000	75,000
Deferred tax liabilities	136,959	122,441
Other non-current liabilities	24,336	16,852
Pension related provisions	62,977	61,629
Deferred income	37,500	40,000

Total liabilities	530,012	502,159

Shareholders’ equity
Preferred stock ($0.01 par value; 5,000,000 shares authorized; none issued and outstanding)	0	0
Common stock ($0.01 par value; 95,000,000 shares authorized;

56,776,626 shares issued and 54,946,874 shares outstanding at Dec. 31, 2012; 56,598,045 shares issued and 55,051,673 shares outstanding at Sept. 30, 2012	567	566
Additional paid-in capital	706,745	699,279
Treasury stock (at cost)

1,829,752 shares held at cost at Dec. 31, 2012; 1,546,372 shares held at cost at Sept. 30, 2012	(86,230)	(69,058)
Excess of purchase price over predecessor basis	(49,103)	(49,103)
Retained earnings	475,773	437,471
Accumulated other comprehensive income/(loss)	(13,332)	(29,797)

Total Sirona Dental Systems, Inc. shareholders’ equity	1,034,420	989,358

Noncontrolling interests	3,394	3,017

Total shareholders’ equity	1,037,814	992,375

Total liabilities and shareholders’ equity	$1,567,826	$1,494,534

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three months ended December 31,
	2012	2011
	$‘000s

Cash flows from operating activities
Net income	$39,067	$38,870

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	17,912	19,255
(Gain)/loss on disposal of property, plant and equipment	(30)	—
(Gain)/loss on derivative instruments	(1,346)	436
(Gain)/loss on foreign currency transactions	4,580	2,230
Deferred income taxes	8,815	(4,428)
Amortization of debt issuance cost	138	199
Share-based compensation expense	6,097	2,093

Changes in assets and liabilities
Accounts receivable	(12,753)	(28,626)
Inventories	(10,589)	2,129
Prepaid expenses and other current assets	(6,054)	5,022
Restricted cash	—	646
Other non-current assets	(81)	(273)
Trade accounts payable	9,078	(10,478)
Accrued liabilities and deferred income	(26,908)	(17,060)
Other non-current liabilities	1,873	193
Income taxes receivable	(41)	1,741
Income taxes payable	3,932	4,389

Net cash provided by operating activities	33,690	16,338

Cash flows from investing activities
Investment in property, plant and equipment	(10,347)	(7,875)
Proceeds from sale of property, plant and equipment	83	—
Purchase of intangible assets	(12)	(66)
Acquisition of business, net of cash acquired	(35,019)	—

Net cash used in investing activities	(45,295)	(7,941)

	Three months ended December 31,
	2012	2011
	$‘000s

Cash flows from financing activities
Repayments of short-term and long-term debt	(98)	(366,646)
Proceeds from borrowings	—	129,209
Purchase of treasury stock	(17,172)	(7,020)
Debt issuance cost	—	(2,289)
Dividend distributions to noncontrolling interest	(434)	(1,689)
Common shares issued under share based compensation plans	2,790	464
Tax effect of common shares issued under share based compensation plans	(1,910)	(639)

Net cash used in financing activities	(16,824)	(248,610)

Change in cash and cash equivalents	(28,429)	(240,213)
Effect of exchange rate change on cash and cash equivalents	1,511	33
Cash and cash equivalents at beginning of period	151,088	345,859

Cash and cash equivalents at end of period	$124,170	$105,679

Supplemental information
Interest paid	$684	$241
Interest capitalized	29	102
Income taxes paid	14,379	9,579

Acquisition of business
Current assets	$5,185	$—
Non-current assets	61,237	—
Current liabilities	(7,835)	—
Non-current liabilities	(11,951)	—

	46,636	—
Cash paid	(36,673)
Settlement of balances	(4,544)

Fair value of liabilities incurred	$5,419	$—

Reconciliation of GAAP and Non-GAAP Information (unaudited)

HISTORICAL

Non-GAAP Adjusted Net Income Financial Measures (unaudited)

	GAAP Reconciliation to Non-GAAP
	Three months ended December 31, 2012
	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
	$‘000s, except per share amount

GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$38,302	$0.68

Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$9,633	$2,312	7,321
(Gain)/loss on foreign currency transactions, net	4,580	1,099	3,481
(Gain)/loss on derivative instruments	(1,346)	(323)	(1,023)
Other items:
Non-cash remeasurement of deferred tax assets and liabilities due to an increase in German trade tax rate	2,196		2,196
Non-cash compensation charge for the revaluation of share based compensation in connection with the Transition Agreement for the departing CEO and Chairman	3,764	903	2,861

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$53,137	$0.94

*	tax impact calculated using estimated effective tax rate of 24%

	GAAP Reconciliation to Non-GAAP
	Three months ended December 31, 2011
	Pre Tax	Tax Impact**	After Tax	Per Diluted Share
	$‘000s, except per share amount

GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$38,277	$0.67

Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$11,959	$2,751	9,208

(Gain)/loss on foreign currency transactions, net	2,230	513	1,717
(Gain)/loss on derivative instruments	436	100	336

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$49,538	$0.87

**	tax impact calculated using estimated effective tax rate of 23%

FORWARD-LOOKING

Non-GAAP Adjusted EPS Guidance (unaudited)

	Low End of Guidance
	Pre Tax	Tax Impact	After Tax	Per Diluted Share
	$ millions, except per share amount

GAAP net income attributable to Sirona Dental Systems, Inc. Shareholders			$155	$2.73
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$38	$9	$29
(Gain)/loss Foreign Currency Transactions, net**	—	—	—
(Gain)/loss on derivative instruments, net**	—	—	—
Non-cash remeasurement of deferred tax assets and liabilities due to an increase in German trade tax rate	2		2
Non-cash compensation charge for the revaluation of share based compensation in connection with the Transition Agreement for the departing CEO and Chairman	4	1	3

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$189	$3.33

	High End of Guidance
	Pre Tax	Tax Impact	After Tax	Per Diluted Share
	$ millions, except per share amount

GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$161	$2.84
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	38	$9	$29
(Gain)/loss Foreign Currency Transactions, net**	$—	—	$—
(Gain)/loss on derivative instruments, net**	—	—	—
Non-cash remeasurement of deferred tax assets and liabilities due to an increase in German trade tax rate	2		2
Non-cash compensation charge for the revaluation of share based compensation in connection with the Transition Agreement for the departing CEO and Chairman	4	1	3

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$195	$3.43

**	We are unable to provide estimates for these items because we are unable to predict the 2013 and long-term impact of foreign exchange due to unpredictability of future changes in foreign exchange rates.

To supplement our consolidated financial statements and our business outlook, we use the following non-GAAP financial measures: (i) non-GAAP adjusted net income, and (ii) non-GAAP adjusted earnings per diluted share, which exclude, as applicable, amortization and depreciation expense resulting from the step-up to fair values of intangible and tangible assets related to past business combinations, gain/loss on foreign currency transactions, gain/loss on derivative instruments and any related tax effects and to the extent relevant in a particular period, any other cash or non-cash items that management does not view as indicative of its on-going operating performance. Also set forth above under the heading “FORWARD-LOOKING” are reconciliations of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they might not be comparable with similar non-GAAP measures used by other companies and that management must exercise judgment in determining which types of charges and other items should be excluded from its non-GAAP financial measures. Management currently compensates for these limitations by providing full disclosure of each non-GAAP financial measure and a reconciliation to the most directly comparable GAAP measure. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our “core operating performance”. Management believes that “core operating performance” represents Sirona’s operating performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from “core operating performance” the impact of acquisition-related intangible depreciation and amortization in order to compare our underlying financial performance to prior periods, certain charges related to currency revaluation of assets and liabilities that do not reflect our period-to-period core operating performance, and to the extent relevant in a particular period, any other cash or non-cash items that management does not view as indicative of its on-going operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are provided to and used by our institutional investors and the analyst community to facilitate comparisons with prior and subsequent reporting periods.

Constant Currency: We have included certain revenue information in this press release on a constant currency basis. This information is a non-GAAP financial measure. We additionally present revenue on a constant currency basis because we believe it facilitates a comparison of our operating results from period to period without regard to changes resulting solely from fluctuations in currency rates.

Sirona calculates constant currency revenue growth by comparing current period revenues to prior period revenues with both periods converted at the U.S. Dollar/Euro average foreign exchange rate for each month of the current period. The average exchange rate for the three months ended December 31, 2012, was $1.29708 and varied from $1.28296 to $1.31075. For the three months ended December 31, 2011, an average exchange rate converting Euro denominated revenues into U.S. Dollars of $1.34934 was applied.

Our forecasted 2013 constant currency net revenue guidance excludes the impact of foreign exchange. We are unable to reconcile our projected 2013 constant currency net revenue growth to our full-year projected 2013 net revenue growth because we are unable to predict the 2013 and long-term impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates. Therefore, we are unable to provide a reconciliation of these measures.